Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration statement on Form S-1/A and related Prospectus, of our report dated June 13, 2024, with respect to the consolidated financial statements of Rocky Mountain Chocolate Factory, Inc. (the “Company”) as of February 29, 2024 and for the year then ended. Our audit report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption "Experts".

/s/ CohnReznick LLP

Los Angeles, California

September 30, 2024